SUPPLEMENT TO SERIES B PREFERRED
                          SECURITIES PURCHASE AGREEMENT


         This Supplement to Series B Preferred Stock Purchase Agreement is made and entered into effective as of the date below, between U.S. Wireless Data, Inc., a Colorado corporation (the "Company") and The Cuttyhunk Fund Limited and Tonga Partners LP (the "Purchasers") in conjunction with the acquisition by Purchasers of shares of the Company's Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred"), in exchange for certain accrued interest and damages owing to Purchasers on the Company's 6% Convertible Subordinated Debentures Due July 21, 2000 (the "6% Debentures") as more fully described in that certain Waiver of Rights and First Amendment to Debenture Agreement dated as of the date hereof (the "Debenture Amendment"). This Agreement is entered into to set forth certain additional agreements between the Company and the Purchasers.

         In consideration of the acquisition of the Series B Preferred by the Purchasers and the entry of the Debenture Amendment between the Company and the Purchasers, and other good and valuable consideration, the Company and the Purchasers hereby agree as follows:

1. Notwithstanding the acquisition of the Series B Preferred by the Purchasers in exchange for (a) interest owing on the 6% Debentures through June 30, 1999, and (b) damages owing to Purchasers on the 6% Debentures, all as described in the Debenture Amendment, the Company agrees and acknowledges that the 6% Debentures remain as obligations for money loaned to the Company and will not be treated as an equity instrument by the Company.

2. The Company hereby acknowledges and agrees that the representations and warranties of the Company being given to the Purchasers in conjunction with the acquisition of the Series B Preferred Stock set forth in the Securities Purchase Agreement relating thereto, shall be deemed representations and warranties of the Company applicable to the 6% Debentures, made as of the date hereof, as if the 6% Debentures were being purchased by Purchasers thereunder. Purchasers acknowledge and affirm the representation and warranties contained in the Securities Purchase Agreement as of the date hereof in connection with their decision to retain their 6% Debentures.

3. The Company agrees that at the time of filing a registration statement under the Securities Act of 1933 which includes the shares of Common Stock underlying the 6% Debentures and the Common Stock Purchase Warrants issued to Purchasers with the 6% Debentures (which shall be the same registration statement which includes the shares of Common Stock underlying the Series B Preferred Stock), such registration statement shall include for purposes of satisfying the conversion rights of the 6% Debentures, at least that number of shares of Common Stock equal to 150% of the number of shares issuable upon conversion of the 6% Debentures as of the last trading date immediately preceding the date of filing such registration statement together with the number of shares of Common Stock issuable upon exercise of such Warrants.

Supplement to Series B Preferred
Securities Purchase Agreement
Page 2 of 3


4. The Company agrees that it will take no position inconsistent with an original acquisition date of the 6% Debentures by Purchasers of July 23, 1998 in calculating the commencement of Purchasers' holding periods for the 6% Debentures under Rule 144 of the SEC's Rules and Regulation under the Securities Act of 1933.

5. The Company acknowledges that Purchasers have advised it that they are not affiliated in any manner with the other initial Purchaser of the Series B Preferred, Bold Street LLC, a Cayman limited liability company, and the Company acknowledges that it is not aware of any facts contrary to this assertion.

6. Notwithstanding Section 4.j in the Securities Purchase Agreement, Purchasers acknowledge that they are not entitled to any warrants in conjunction with their acquisition of Series B Preferred in exchange for the interest and damages owing on the 6% Debentures.

7. The Company hereby agrees that the 6% Debentures currently held by Purchasers shall be amended such that Purchasers shall have the benefit of any terms contained in the Securities Purchase Agreement, the Registration Rights Agreement or Certificate of Designation for the Series B Preferred. Purchasers shall reasonably determine which terms they deem beneficial. Any such amendment shall be subject to the review of the Company's independent accountants, and should such accountants determine that any such amendment(s) determined by the Purchasers (or the right granted hereby to Purchasers to determine the applicability of such amendment(s)) would require a reclassification of the 6% Debentures into other than a debt instrument of the Company, then no such amendment shall be permitted and this clause shall be considered void ab-initio as to any such right to amend the 6% Debentures or the rights related thereto.

8. The Company agrees that it will pay the legal fees incurred by Purchasers in connection with the negotiation of the Debenture Amendment and the acquisition of the Series B Preferred, in an amount of $9,775, to be paid from the proceeds of the sale of the Series B Preferred, immediately following the initial closing of the sale of the Series B Preferred and presentation of an invoice from The Goldstein Law Group, P.C., which has represented Purchasers in these transactions.

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
Supplement to Series B Preferred
Securities Purchase Agreement
Page 3 of 3




         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of this ________ day of April, 1999.


U.S. Wireless Data, Inc.

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The Cuttyhunk Fund Limited

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Tonga Partners LP

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RBB Bank Aktiengesellschaft AG

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